SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2885898
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

3901 North First Street, San Jose, CA 95134
(Address of principal executive offices) (Zip Code)

CYPRESS NON-QUALIFIED DEFERRED COMPENSATION PLAN I
CYPRESS NON-QUALIFIED DEFERRED COMPENSATION PLAN II
(Full title of the plan)

T.J. Rodgers
President and Chief Executive Officer
Cypress Semiconductor Corporation
3901 North First Street, San Jose, California 95134
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 943-2600

Copies to:

Larry W. Sonsini
Roger D. Stern
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*

Deferred Compensation Obligation Plan I	$11,474,728.26	100%	$11,474,728.26	$1,080.79

Deferred Compensation Obligation Plan II	$11,210,100.95	100%	$11,210,100.95	$1,031.33

(1)	The Deferred Compensation Obligations (the “Obligations”) are unsecured general obligations of Cypress Semiconductor Corporation to pay deferred compensation in accordance with the terms of the Cypress Non-Qualified Deferred Compensation Plan I and the Cypress Non-Qualified Deferred Compensation Plan II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Cypress Semiconductor Corporation (the “Registrant”) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or the Cypress Non-Qualified Deferred Compensation Plans I and II, as amended, after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Deferred Compensation Obligations:

The securities being registered represent obligations (the “Obligations”) of the Company to pay deferred compensation in the future in accordance with the terms of The Cypress Non-Qualified Deferred Compensation Plan I (“Plan I”) and The Cypress Non-Qualified Deferred Compensation Plan II (“Plan II”) (collectively, the “Plans”), which are filed as Exhibits 4.1 and 4.2 to this Registration Statement.

The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future according to the Plans from the general assets of the Company, and rank equally with other unsecured and unsubordinated indebtedness of the Company.

The amount of compensation to be deferred by each participant is determined in accordance with the Plans based on elections by the participant. Amounts credited to a participant’s account are credited with deemed investment returns equal to the experience of selected phantom investment alternatives offered under the Plans and elected by the Participant. The Obligations are payable upon a date or dates selected by the participant in accordance with the terms of the Plans. The Obligations are payable in the form of a lump-sum distribution or in installments, at the election of the participant made in accordance with the terms of the Plans.

A participant may designate one or more beneficiaries to receive any portion of Obligations payable in the event of death. In the event the Company is subject to a change of control, the plan administrator, in its sole discretion may decide to distribute all account balances in a lump-sum promptly following the change of control.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 10 of the Registrant’s Second Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the Registrant is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to statutory and non-statutory limits created by applicable Delaware law with respect to actions for breach of duty to a corporation, its stockholders and others. The Delaware General Corporation Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

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Article VI of the Registrant’s Bylaws provides that the Registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Article VI of the Registrant’s Bylaws also provides that the Registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s Bylaws also provide that, to the extent that a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.-

The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or agent of the Registrant for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant currently maintains liability insurance for its officers and directors.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant’s Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

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ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

4.1	Cypress Non-Qualified Deferred Compensation Plan I, as Amended.

4.2	Cypress Non-Qualified Deferred Compensation Plan II, as Amended.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of attorney (contained on the signature pages of this registration statement).

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of September, 2002.

CYPRESS SEMICONDUCTOR CORPORATION
By:	/s/ T.J. Rodgers ————————————————— T.J. Rodgers President, Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T.J. Rodgers and Emmanuel Hernandez, and each of them, his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ T.J. Rodgers	President, Chief Executive Officer and
————————————	Director (Principal Executive Officer)	September 5, 2002
T.J. Rodgers

/s/ Emmanuel Hernandez	Chief Financial Officer, Vice President,
————————————	Finance and Administration and Secretary	September 5, 2002
Emmanuel Hernandez	(Principal Financial and Accounting Officer)

/s/ Eric A. Benhamou	Director	September 5, 2002
————————————
Eric A. Benhamou

/s/ Fred B. Bialek	Director	September 5, 2002
————————————
Fred B. Bialek

/s/ John C. Lewis	Director	September 5, 2002
————————————
John C. Lewis

/s/ James R. Long	Director	September 5, 2002
————————————
James R. Long

/s/ Alan F. Shugart	Director	September 5, 2002
————————————
Alan F. Shugart

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EXHIBIT INDEX

4.1	Cypress Non-Qualified Deferred Compensation Plan I, as Amended.

4.2	Cypress Non-Qualified Deferred Compensation Plan II, as Amended.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of attorney (contained on signature pages of this registration statement.)

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